Exhibit 99.1

FMC Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA
News Release	215.299.6000
fmc.com

For Release: Immediate

Media contact: Nicole Canning +1.215.299.5916
Nicole.Canning@fmc.com
Investor Contact: Curt Brooks +1.215.299.6137
Curt.Brooks@fmc.com

FMC Corporation Reports Third-Quarter 2026 Results and Revised Fourth-Quarter Outlook

Company provides additional detail on financial impact of previously announced commercial actions

Third Quarter 2026 Highlights
•Revenue of $106 million, down $436 million versus Q3 2025, including an approximately $639 million negative impact from previously announced commercial actions
•Consolidated GAAP net loss of $2.07 billion, a decline of $1.50 billion versus Q3 2025 driven by non-cash adjustments recorded in connection with deferred tax assets and intangible assets, as well as the commercial actions
•Adjusted EBITDA of negative $559 million, down $795 million versus Q3 2025, including an approximately $672 million negative impact from the commercial actions
•Consolidated GAAP net loss of $15.54 per diluted share, down $11.02 versus Q3 2025
•Adjusted loss per diluted share of $4.41, down $5.30 versus Q3 2025
•GAAP cash from operations of $7 million, an increase of $191 million versus Q3 2025
•Free cash flow of negative $18 million, an improvement of $214 million versus Q3 2025

Outlook1
•Fourth quarter revenue excluding India lowered to a range of $1.04 billion to $1.14 billion, essentially flat at the midpoint versus 2025
•Fourth quarter Adjusted EBITDA lowered to a range of $210 million to $230 million, a decline of 22 percent at the midpoint
•Fourth quarter Adjusted earnings per diluted share lowered to a range of $0.56 to $0.70, a decline of 48 percent at the midpoint
•Full year free cash flow now expected to be negative $350 million to negative $150 million

PHILADELPHIA, October 29, 2026 –FMC Corporation (NYSE:FMC) today reported third quarter 2026 revenue of $106 million, compared with $542 million in the prior-year period. Third-quarter sales include a $639 million negative impact from the commercial actions announced on October 15, 2026, to modify the company’s pricing and rebate model in North America and to address select higher-priced products held by channel customers in key markets.

Page 2 /FMC Corporation Reports Third-Quarter 2026 Results and Revised Fourth-Quarter Outlook
“We are taking significant action to address elevated inventory values in the channel and improve the movement of FMC products to growers," said Pierre Brondeau, chairman, chief executive officer and president. "Our third-quarter results reflected both the substantial impact of these actions and weaker than expected demand. Our priority now is disciplined execution with our customers. We believe completing this work, together with the progress across our operational priorities, positions FMC for improved performance in 2027 and a stronger growth and earnings profile in 2028."

FMC Revenue	Q3 2026
Total Revenue Change (GAAP)	(80)%
Less: Revenue for India held for sale business	9%
Total Revenue Change (ex-India) (Non-GAAP)	(89)%
Less Commercial Actions	67%
Like-for-Like Revenue Change (Before-Commercial Actions) (Non-GAAP)	(22)%
Totals may not sum due to rounding
Third-quarter revenue, excluding India and the commercial actions, was $745 million, a decline of 22 percent versus the prior-year period which excluded India. Volume declined 21 percent due to challenging market conditions with channel customers in several key markets sharply reducing replenishment orders during the final weeks of the quarter. Price declined 2 percent. Foreign currency was a 1 percent tailwind.

FMC Regional Revenue ($M)	Q3 2026	Q3 2025
North America	(371)	244
Latin America	264	463
EMEA	121	155
Asia (excluding 2026 India)[1]	91	99
2026 India[1]	0	(419)
Total Revenue (GAAP)	106	542
Totals may not sum due to rounding

Page 3 /FMC Corporation Reports Third-Quarter 2026 Results and Revised Fourth-Quarter Outlook
GAAP net loss was $2.07 billion, compared with a net loss of $569 million in the prior-year period, primarily due to non-cash adjustments recorded in connection with deferred tax assets and intangible assets, as well as the commercial actions taken in the third quarter. Third-quarter Adjusted EBITDA was negative $559 million, compared with $236 million in the prior-year period. Excluding the approximately $672 million negative impact of the commercial actions, underlying Adjusted EBITDA was $113 million. This result was lower than the prior year with lower sales and an FX headwind partially offset by favorable costs.
On a GAAP basis, cash from operations was $7 million, compared to negative $184 million in the prior-year period. Free cash flow was negative $18 million including $23 million for restructuring spend. The free cash flow improvement of $214 million versus third quarter 2025 is mainly due to favorable working capital dynamics.
Commercial Actions Update
The commercial actions announced on October 15 resulted in a total third-quarter negative impact of approximately $639 million to revenue and $672 million negative impact to Adjusted EBITDA. These actions were taken to address the elevated value of FMC inventory held by channel customers in key markets as they seek to operate with very low inventory values in response to high financing costs, the perception of ample supply and demand uncertainty. This creates a specific constraint for FMC, driven by two distinct issues: the existing price and rebate model in North America and select products already in the channel at prices above current market levels.
Approximately $500 million of the Adjusted EBITDA impact relates to the transition to a new pricing and rebate model in North America, which is intended to significantly reduce the gap between gross and net pricing. This amount consists of two components.
The first and larger component reflects the pricing and rebate adjustments associated with the transition to the new model. Under the previous model, rebates for the market year ended September 30 were paid in the fourth quarter, offset in part by continued fourth-quarter sales at the higher gross price. With the new model effective October 1, that cycle will not continue. As a result, the remaining adjustment to close out the historical model is reflected in third-quarter results.
The second component reflects adjustments needed to bring inventory already in the North America channel from the historic higher gross price to a price closer to the expected net price under the new model. FMC expects the new model to materially reduce the volatility associated with future rebate

Page 4 /FMC Corporation Reports Third-Quarter 2026 Results and Revised Fourth-Quarter Outlook
payments. It should also provide a simpler pricing structure for FMC and its customers, while allowing customers to manage the value of FMC inventory more closely with current market conditions.
The remaining approximately $175 million of the impact reflects pricing adjustments made on high-priced products held by channel customers in Brazil, the United States, Canada and Argentina. These pricing adjustments are intended to support movement of the affected products downstream and future demand across the FMC portfolio. The adjustments apply only to products already held by channel customers and do not change FMC's current selling prices. The adjustments do not impact current period cash and are the only component of the Adjusted EBITDA charge expected to reduce future cash collections.
The estimated third-quarter financial impact of both actions is reflected in the company’s reported results; however, implementation is ongoing. Discussions with customers are underway, and FMC expects the transition to occur over the next three quarters.

Commercial Action	Approximate Split of EBITDA Charge	Cash Impact
Change in North America pricing and rebate model 1.Transition to new pricing model 2.Impact of adjusting gross price of existing channel inventory	~$500 million	No change to forward cash obligation
Reducing the price of high-priced products in Brazil, Argentina, the U.S. and Canada to better align value of that customer inventory to current market pricing	~$175 milion	Foregoing of future cash collection of subsequent quarters
Outlook1
Fourth-quarter revenue, excluding India, is expected to be in the range of $1.04 billion to $1.14 billion, essentially flat at the midpoint versus fourth-quarter 2025. A high-single digit price decline is expected to be offset by volume growth driven by increased direct-to-grower sales in Brazil, growth of new products and more competitive pricing of FMC products.
Adjusted EBITDA is forecasted to be in the range of $210 million to $230 million, a decline of 22 percent at the midpoint versus the prior-year period. Higher volume and cost favorability are expected to be more than offset by lower price and an FX headwind. FMC expects adjusted earnings per diluted share to be in the range of $0.56 to $0.70, a decline of 48 percent at the midpoint versus fourth-quarter 2025, mainly due to lower EBITDA and an increased share count following the investment from Tessenderlo Group which closed in September.

Page 5 /FMC Corporation Reports Third-Quarter 2026 Results and Revised Fourth-Quarter Outlook
The company has updated its full-year 2026 outlook, including commercial actions, to reflect third-quarter results and revised fourth-quarter expectations. Full-year revenue, excluding India, is expected to be in the range of $2.75 billion to $2.85 billion, a decline of 28 percent at the midpoint versus 2025, excluding India from the prior-year period. Adjusted EBITDA is expected to be in the range of negative $124 million to negative $104 million, a decline of 114 percent at the midpoint versus 2025. Adjusted earnings per diluted share is expected to be in the range of negative $3.66 to negative $3.50, a decline of 221 percent at the midpoint versus the prior year.
Free cash flow is expected to be in the range of negative $350 million to negative $150 million. This includes approximately $180 million of restructuring spend. The reduction versus prior guidance is mainly due to lower demand and the impacts of the commercial actions taken in Q3.

	Full-Year Outlook[2] (excludes India)	Fourth-Quarter Outlook[2] (excludes India)
Revenue	$2.75 billion to $2.85 billion	$1.04 billion to $1.14 billion
Growth at midpoint vs. 2025	(28)%	0%
Adjusted EBITDA	$(124) million to $(104) million	$210 million to $230 million
Growth at midpoint vs. 2025	(114)%	(22)%
Adjusted EPS^	$(3.66) to $(3.50)	$0.56 to $0.70
Growth at midpoint vs. 2025	(221)%	(48)%

^ EPS estimates assume 156.0 million diluted shares for Q4 and 135.2 million diluted shares for full year
*Percentages are calculated using whole numbers. Minor differences may exist due to rounding.
Supplemental Information
The company will post supplemental information on the web at https://investors.fmc.com, including its webcast slides for tomorrow’s earnings call, definitions of non-GAAP terms and reconciliations of non-GAAP figures to the nearest available GAAP term.
Always read and follow all label directions, restrictions and precautions for use. Products listed here may not be registered for sale or use in all states, countries or jurisdictions. FMC, and the FMC logo, are trademarks of FMC Corporation or an affiliate.

Page 6 /FMC Corporation Reports Third-Quarter 2026 Results and Revised Fourth-Quarter Outlook
About FMC
FMC Corporation is a global agricultural sciences company dedicated to helping growers produce food, feed, fiber and fuel for an expanding world population while adapting to a changing environment. FMC's innovative crop protection solutions – including biologicals, crop nutrition, digital and precision agriculture – enable growers and crop advisers to address their toughest challenges economically while protecting the environment. FMC is committed to discovering new herbicide, insecticide and fungicide active ingredients, product formulations and pioneering technologies that are consistently better for the planet. Visit fmc.com to learn more and follow us on LinkedIn®.
Statement under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995: FMC and its representatives may from time to time make written or oral statements that are “forward-looking” and provide other than historical information, including statements contained in this press release, in FMC’s other filings with the SEC, and in presentations, reports or letters to FMC stockholders.
In some cases, FMC has identified these forward-looking statements by such words or phrases as "outlook", "will likely result," "is confident that," "expect," "expects," "should," "could," "may," "will continue to," "believe," "believes," "anticipates," "predicts," "forecasts," "estimates," "projects," "potential," "intends" or similar expressions identifying "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words or phrases. Such forward-looking statements are based on our current views and assumptions regarding future events, future business conditions and the projections, outlook and guidance for the company based on currently available information. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement including but not limited to the impact of certain commercial actions. These statements are subject to numerous risks and uncertainties, including but not limited to risks related to business competition; impacts of climatic conditions; unexpected market conditions; changes in the regulatory environment; cost of commodities; changes in price availability of key raw materials; our ability to innovate and successfully introduce new products or technologies; ability to compete and protect our intellectual property rights; global and exchange rate fluctuations; and potential litigation and regulatory matters, and are qualified by reference to the risk factors included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025 (the "2025 Form 10-K"), the section captioned "Forward-Looking Information" in Part II of the 2025 Form 10-K and to similar risk factors and cautionary statements in all other reports and forms filed with the Securities and Exchange Commission ("SEC"). We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Forward-looking statements are qualified in their entirety by the above cautionary statement.
We specifically decline to undertake any obligation, and specifically disclaim any duty, to publicly update or revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as may be required by law.

Page 7 /FMC Corporation Reports Third-Quarter 2026 Results and Revised Fourth-Quarter Outlook
This press release contains certain “non-GAAP financial terms” which are defined on our website www.fmc.com/investors. Such terms include Adjusted EBITDA, Adjusted earnings, free cash flow and organic revenue growth. In addition, we have also provided on our website reconciliations of non-GAAP terms to the most directly comparable GAAP terms.

1.Although we provide forecasts for adjusted earnings per share, Adjusted EBITDA, and free cash flow (non-GAAP financial measures), we are not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for us to forecast. Such elements include, but are not limited to, restructuring, acquisition charges, our India held for sale business, and discontinued operations. As a result, no GAAP outlook is provided. Starting with the third quarter 2025 guidance, we provide forecasts for revenue excluding India (non-GAAP financial measure). We are not able to forecast the GAAP revenue due to potential actions we may take during the held for sale period to prepare the business for a potential buyer and other uncertainties, including customer reaction to the announcement of our intention to sell our India commercial business. In 2026, revenue, Adjusted EBITDA and Adjusted EPS outlooks provided exclude India results and variances are calculated versus 2025 results, which include India results in the first half of the year.
2.Organic revenue growth (non-GAAP) excludes the impact of foreign currency changes and the removal of India.
###

FMC CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts)	2026	2025	2026	2025
Revenue	$105.9	$542.2	$1,731.6	$2,384.1
Costs of sales and services	507.5	413.3	1,544.5	1,532.2
Gross margin	$(401.6)	$128.9	$187.1	$851.9
Selling, general and administrative expenses	172.3	167.4	536.5	516.2
Research and development expenses	57.7	63.3	183.6	198.4
Restructuring and other charges (income)	480.6	294.5	779.9	349.0
Total costs and expenses	$1,218.1	$938.5	$3,044.5	$2,595.8
Income from continuing operations before non-operating pension, postretirement, and other charges (income), interest expense, net and income taxes	$(1,112.2)	$(396.3)	$(1,312.9)	$(211.7)
Non-operating pension, postretirement, and other charges (income)	2.1	5.6	8.8	15.4
Interest expense, net	73.6	64.1	209.7	175.2
Income (loss) from continuing operations before income taxes	$(1,187.9)	$(466.0)	$(1,531.4)	$(402.3)
Provision (benefit) for income taxes	840.6	82.2	951.2	110.1
Income (loss) from continuing operations	$(2,028.5)	$(548.2)	$(2,482.6)	$(512.4)
Discontinued operations, net of income taxes	(36.8)	(20.4)	(50.2)	(4.0)
Net income (loss)	$(2,065.3)	$(568.6)	$(2,532.8)	$(516.4)
Less: Net income (loss) attributable to noncontrolling interests	1.6	0.7	2.0	1.7
Net income (loss) attributable to FMC stockholders	$(2,066.9)	$(569.3)	$(2,534.8)	$(518.1)
Amounts attributable to FMC stockholders:
Income (loss) from continuing operations, net of tax	$(2,030.1)	$(548.9)	$(2,484.6)	$(514.1)
Discontinued operations, net of tax	(36.8)	(20.4)	(50.2)	(4.0)
Net income (loss)	$(2,066.9)	$(569.3)	$(2,534.8)	$(518.1)
Basic earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$(15.26)	$(4.36)	$(19.35)	$(4.08)
Discontinued operations	(0.28)	(0.16)	(0.39)	(0.03)
Basic earnings per common share	$(15.54)	$(4.52)	$(19.74)	$(4.11)
Average number of shares outstanding used in basic earnings per share computations	133.0	125.2	128.4	125.1
Diluted earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$(15.26)	$(4.36)	$(19.35)	$(4.08)
Discontinued operations	(0.28)	(0.16)	(0.39)	(0.03)
Diluted earnings per common share	$(15.54)	$(4.52)	$(19.74)	$(4.11)
Average number of shares outstanding used in diluted earnings per share computations	133.0	125.2	128.4	125.1

Other Data:
Capital additions and other investing activities	$8.1	$24.3	$17.4	$71.5
Depreciation and amortization expense	$40.9	$43.4	$124.0	$130.5

FMC CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP) TO ADJUSTED AFTER-TAX EARNINGS FROM CONTINUING OPERATIONS, ATTRIBUTABLE TO FMC STOCKHOLDERS (NON-GAAP) (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts)	2026	2025	2026	2025
Net income (loss) attributable to FMC stockholders (GAAP)	$(2,066.9)	$(569.3)	$(2,534.8)	$(518.1)
Corporate special charges (income):
Restructuring and other charges (income) (a)	467.1	79.4	709.8	133.9
Non-operating pension, postretirement, and other charges (income) (b)	2.1	5.6	8.8	15.4
India held for sale business (c)	45.6	509.6	145.2	509.6
Income tax expense (benefit) on Corporate special charges (income) (d)	18.4	(16.4)	(30.3)	(27.6)
Discontinued operations attributable to FMC stockholders, net of income taxes (e)	36.8	20.4	50.2	4.0
Tax adjustment (f)	909.9	83.1	1,068.3	104.3
Adjusted after-tax earnings (loss) from continuing operations attributable to FMC stockholders (non-GAAP) (1)	$(587.0)	$112.4	$(582.8)	$221.5

Diluted earnings (loss) per common share (GAAP)	$(15.54)	$(4.52)	$(19.74)	$(4.11)
Corporate special charges (income) per diluted share, before tax:
Restructuring and other charges (income)	3.51	0.63	5.53	1.07
Non-operating pension, postretirement, and other charges (income)	0.02	0.04	0.07	0.12
India held for sale business	0.34	4.06	1.13	4.06
Income tax expense (benefit) on Corporate special charges (income), per diluted share	0.14	(0.13)	(0.24)	(0.22)
Discontinued operations attributable to FMC stockholders, net of income taxes per diluted share	0.28	0.16	0.39	0.03
Tax adjustments per diluted share	6.84	0.65	8.32	0.81
Diluted adjusted after-tax earnings (loss) from continuing operations per share, attributable to FMC stockholders (non-GAAP)	$(4.41)	$0.89	$(4.54)	$1.76

Average number of shares outstanding used in diluted adjusted after-tax earnings (loss) from continuing operations per share computations(2)	133.0	125.7	128.4	125.6
____________________
(1)Referred to as Adjusted earnings. The Company believes that Adjusted earnings, a non-GAAP financial measure, and its presentation on a per share basis provides useful information about the Company’s operating results to management, investors, and securities analysts. Adjusted earnings excludes the effects of corporate special charges, the India held for sale business, tax-related adjustments and the results of our discontinued operations. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period.
(2)The average number of shares outstanding used in the three and nine months ended September 30, 2025 diluted adjusted after-tax earnings from continuing operations per share computation (Non-GAAP) includes 0.7 million and 0.6 million diluted shares, respectively. This differs from the average number of shares outstanding used in diluted earnings per share computations (GAAP) as we had a net loss from continuing operations attributable to FMC stockholders during each of the three and nine months ended September 30, 2025.

(a)Three Months Ended September 30, 2026:
Restructuring and other charges (income) includes restructuring charges of $175.9 million primarily comprised of charges incurred in connection with Project Foundation, which is management's comprehensive plan to further optimize FMC’s cost structure and organizational operations. The charges for Project Foundation include non-cash asset write-offs and accelerated depreciation costs of $86.8 million primarily associated with the planned exit of certain production activities; severance and employee separation costs of $36.2 million; and, other miscellaneous charges of $51.7 million, which includes contract exit costs and professional service provider costs. In response to revised expectations regarding future operating results and cash flows and the commercial actions implemented during the period, we performed an impairment test of certain indefinite-lived intangible assets and recorded a non-cash impairment charge of $287.5 million, which is included in other charges (income) during the three months ended September 30, 2026. Other charges (income) also includes $3.8 million of charges associated with our environmental sites.
Three Months Ended September 30, 2025:
Restructuring and other charges (income) includes restructuring charges of $62.1 million primarily related to Project Focus. Charges incurred related to Project Focus included $47.1 million of charges recorded in connection with a shutdown of a product line at one of our manufacturing locations, which includes $27.5 million of abandonment charges on assets identified for disposal. Stranded raw materials related charges of $12.2 million incurred in connection with this shutdown are recorded to "Cost of Sales and services" on the consolidated statements of income (loss) and are included in the restructuring and other charges line in the reconciliation above. Additionally, we recorded other Project Focus-related charges during the period including $3.5 million of professional service provider costs and other miscellaneous charges, $3.9 million of severance and employee separation costs, and write-offs of $7.5 million on assets identified for disposal. Other charges (income) of $17.3 million is comprised of $4.9 million of charges associated with our environmental sites, losses of $7.7 million related to the devaluation of the Argentine peso driven by government actions, and $4.6 million of other miscellaneous charges.
Nine Months Ended September 30, 2026:
Restructuring and other charges (income) includes restructuring charges of $409.9 million primarily related to charges incurred in connection with Project Foundation. The charges consist of non-cash asset write-offs and accelerated depreciation costs of $285.7 million primarily associated with the planned exit of certain production activities, which includes a write-off of $92.6 million for certain receivables primarily in Latin America; severance and employee separation costs of $47.7 million; and, other miscellaneous charges of $67.9 million, which includes contract exit costs and professional service provider costs partially offset by the cash proceeds from the sale of a legacy product line. During the nine months ended September 30, 2026, we also recorded Project Focus-related costs of $8.3 million primarily related to miscellaneous charges associated with previously implemented activities. Other charges (income) includes the non-cash impairment charge of $287.5 million recorded in connection with our indefinite-lived impairment test performed during the the third quarter and $13.1 million of charges associated with our environmental sites.
Nine Months Ended September 30, 2025
Restructuring and other charges (income) includes restructuring charges of $88.7 million primarily related to Project Focus. Charges incurred related to Project Focus include of $47.1 million of charges recorded in connection with a shutdown of a product line at one of our manufacturing locations, which includes $27.5 million of abandonment charges on assets identified for disposal. Stranded raw materials charges of $12.2 million incurred in connection with this shutdown are recorded to "Cost of Sales and services" on the consolidated statements of income (loss) and are included in the restructuring and other charges line in the reconciliation above. Additionally, we recorded other Project Focus-related charges during the period including $15.0 million of professional service provider costs and other miscellaneous charges, $13.5 million of severance and employee separation costs, and write-offs of $13.1 million on assets identified for disposal. Other charges (income) of $45.2 million is comprised of $15.8 million of charges associated with our environmental sites, a charge of $11.9 million due to changes in our estimate for Furadan disposal costs at our Middleport site, losses of $7.7 million related to the devaluation of the Argentine peso driven by government actions, and $9.7 million of other miscellaneous charges.
(b)Our non-operating pension, postretirement and other charges (income) includes those costs (benefits) related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These are excluded from our Adjusted earnings and are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We continue to include the service cost and amortization of prior service cost in our Adjusted earnings results noted above. These elements reflect the current year operating costs to our businesses for the employment benefits provided to active employees.

(c)In July 2025, the Board of Directors approved a plan to divest the Company’s commercial business in India in response to ongoing challenges in the country. In May 2026, the Company announced that it has signed a definitive agreement to sell the India commercial business to Crystal Crop Protection Limited for consideration of $252 million, subject to customary adjustments for cash, debt and working capital. The Company will continue to receive all cash generated from the ongoing operation of the India business until closing, primarily through monetization of working capital, and the sale is expected to close during 2026. The assets related to this business have been classified as held for sale since the third quarter of 2025. The business does not qualify for recognition as discontinued operations and will continue to be presented in the Company’s reported GAAP results until a transaction is completed. Beginning with the third quarter of 2025, we have excluded the impact of various activities associated with the anticipated sale from our operating results for non-GAAP purposes. Refer to the table below for the adjustments related to the India held for sale business for the three and nine months ended September 30, 2026.

	Three Months Ended September 30,		Nine Months Ended September 30,		Affected Line Item in the Consolidated Statements of Income (Loss)
(In millions)	2026	2025	2026	2025
Operating results, substantially intentional commercial actions	$32.1	$282.2	$75.1	$282.2	Revenue, Cost of sales and services, and Selling, general and administrative expenses
Asset impairment	13.5	226.8	57.1	226.8	Restructuring and other charges (income)
Third party provider costs	—	0.6	13.0	0.6	Restructuring and other charges (income)
India held for sale business	$45.6	$509.6	$145.2	$509.6
During the three months ended September 30, 2025, we recorded $509.6 million of charges and write-downs related to the India held for sale business, including charges of $282.2 million in connection with intentional commercial actions to position the India business for sales and an initial asset impairment charge of $226.8 million to record the assets held for sale to the estimated fair value at that time.
(d)The income tax expense (benefit) on Corporate special charges (income) is determined using the applicable rates in the taxing jurisdictions in which the corporate special charge or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure.
(e)Discontinued operations includes provisions, net of recoveries, for environmental liabilities and legal reserves and expenses related to previously discontinued operations and retained liabilities.
(f)We exclude the GAAP tax provision, including discrete items, from the non-GAAP measure of income, and include a non-GAAP tax provision based upon the projected annual non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but are not limited to: income tax expenses or benefits that are not related to continuing operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; and changes in tax law. In 2024 and 2023, we recorded significant deferred tax assets due to various tax incentives granted to the Company's Swiss subsidiaries (the "Swiss Tax Incentives"). The initial recognition of these Swiss Tax Incentives did not impact our adjusted non-GAAP effective tax rate but will be considered annually as we realize the benefits. Management believes excluding these discrete tax items, as well as the impacts of the Swiss Tax Incentives annually as the related benefits are realized, assists investors and securities analysts in understanding the tax provision and the effective tax rate related to continuing operating results thereby providing investors with useful supplemental information about FMC's operational performance.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Tax adjustments:
Revisions to valuation allowances of historical deferred tax assets	$808.8	$46.4	$933.5	$45.2
Net impact of Switzerland tax incentives	(0.9)	18.6	—	31.9
Foreign currency remeasurement and other discrete items	102.0	18.1	134.8	27.2
Total non-GAAP tax adjustments(i)	$909.9	$83.1	$1,068.3	$104.3
____________________
(i)Primarily relates to valuation allowances recorded in Switzerland and the United States during the three and nine months ended September 30, 2026.

RECONCILIATION OF NET INCOME (LOSS) (GAAP) TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS, BEFORE INTEREST, INCOME TAXES, DEPRECIATION AND AMORTIZATION, AND NONCONTROLLING INTERESTS (NON-GAAP) (3)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Net income (loss) (GAAP)	$(2,065.3)	$(568.6)	$(2,532.8)	$(516.4)
Restructuring and other charges (income) (1)	467.1	79.4	709.8	133.9
Non-operating pension, postretirement, and other charges (income)	2.1	5.6	8.8	15.4
India held for sale business (2)	45.6	509.6	145.2	509.6
Discontinued operations, net of income taxes	36.8	20.4	50.2	4.0
Interest expense, net	73.6	64.1	209.7	175.2
Depreciation and amortization	40.9	43.4	124.0	130.5
Provision (benefit) for income taxes	840.6	82.2	951.2	110.1
Adjusted earnings from continuing operations, before interest, income taxes, depreciation and amortization, and noncontrolling interests (non-GAAP) (3)	$(558.6)	$236.1	$(333.9)	$562.3
___________________
(1)    In the reconciliation above, charges recorded in connection with the India held for sale business of $13.5 million and $70.1 million for the three and nine months ended September 30, 2026, respectively, are presented in the India held for sale business line, as described in the reconciliation in note (c) above. Charges of $227.4 million are presented in the India held for sale business line for the three and nine months ended September 30, 2025. On the consolidated statements of income (loss), these adjustments are recorded to "Restructuring and other charges (income)." Restructuring and other charges (income) for the three and nine months ended September 30, 2025 in the reconciliation above also includes $12.3 million of charges related to Project Focus recorded to "Cost of Sales and services" on the consolidated statements of income (loss).
(2)    Beginning with the third quarter of 2025, we excluded the operating results of the India commercial business during the held for sale period for non-GAAP purposes. For further details on the charges and write-downs recorded in connection with the India held for sale business, refer to note (c) in the reconciliation above.
(3)    Referred to as Adjusted EBITDA. Defined as operating profit excluding restructuring and other charges (income), depreciation and amortization expense, and the India held for sale business.

RECONCILIATION OF CASH PROVIDED (REQUIRED) BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS (GAAP) TO FREE CASH FLOW (NON-GAAP) (2)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Cash provided (required) by operating activities of continuing operations (GAAP) (1)	$6.6	$(184.2)	$(231.3)	$(663.3)

Capital expenditures	(7.8)	(23.7)	(29.7)	(70.3)
Other investing activities	(0.3)	(0.6)	12.3	(1.2)
Capital additions and other investing activities	$(8.1)	$(24.3)	$(17.4)	$(71.5)

Cash provided (required) by operating activities of discontinued operations	(19.9)	(24.0)	(54.2)	(53.7)
Divestiture transaction costs (2)	3.2	—	14.0	—
Free cash flow (non-GAAP) (3)	$(18.2)	$(232.5)	$(288.9)	$(788.5)
___________________
(1)The three and nine months ended September 30, 2026 includes cash payments of $22.6 million and $115.1 million, respectively, for restructuring activities primarily related to the Project Focus and Project Foundation transformation programs. The three and nine months ended September 30, 2025 includes cash payments of $6.4 million and $77.0 million, respectively, made in connection with Project Focus.
(2)Represents third party provider costs associated with the expected sale of our India commercial business. Proceeds from the sale of our India commercial business anticipated in 2026 will be excluded from free cash flow when received. Therefore, we have also excluded the related transaction costs from free cash flow.
(3)Free cash flow is defined as cash provided (required) by operating activities of continuing operations (GAAP) adjusted for spending for capital additions and other investing activities as well as cash provided (required) by discontinued operations and divestiture transaction costs associated with the sale of our GSS business. We believe that this non-GAAP financial measure provides a useful basis for investors and securities analysts to evaluate the cash generated by routine business operations, including to assess our ability to repay debt, fund acquisitions and return capital to shareholders through share repurchases and dividends. Our use of free cash flow has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results under U.S. GAAP.

RECONCILIATION OF REVENUE (GAAP)
TO REVENUE EXCLUDING INDIA (NON-GAAP) (2)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2026	2025	2026	2025
Revenue (GAAP)	$105.9	$542.2	$1,731.6	$2,384.1
Less: Revenue from India commercial business (1)	—	(419.1)	21.9	(419.1)
Revenue excluding India (non-GAAP) (2)	$105.9	$961.3	$1,709.7	$2,803.2
___________________
1.Beginning with the third quarter of 2025, revenue from the India commercial business is excluded from our adjusted results during the held for sale period for non-GAAP purposes. During the three and nine months ended September 30, 2025, we took several commercial actions to prepare the India commercial business for sale. Refer to note (c) above for further details.
2.Although the India held for sale business does not qualify for recognition as discontinued operations, we believe Revenue excluding India (non-GAAP) provides management and investors with useful supplemental information regarding our ongoing revenue performance.

RECONCILIATION OF REVENUE CHANGE (GAAP) TO
ORGANIC REVENUE CHANGE (NON-GAAP) (1)
(Unaudited)

	Three Months Ended September 30, 2026 vs. 2025	Nine Months Ended September 30, 2026 vs. 2025
Total revenue (GAAP) change	(80)%	(27)%
Less: Revenue for India held for sale business for the three and nine months ended September 30, 2026	9%	12%
Revenue excluding India (non-GAAP) change (1)	(89)%	(39)%
Less: Foreign currency impact	1%	3%
Organic revenue (non-GAAP) change (2)	(90)%	(42)%
___________________
1.Beginning with the third quarter of 2025, revenue from the India commercial business is excluded from our adjusted results during the held for sale period for non-GAAP purposes. Refer to note (c) above for further details.
2.We believe organic revenue growth (non-GAAP) provides management and investors with useful supplemental information regarding our ongoing revenue performance and trends by presenting revenue growth excluding the impact of fluctuations in foreign exchange rates and the India held for sale business.

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO
FMC STOCKHOLDERS (GAAP) TO RETURN ON INVESTED CAPITAL ("ROIC")
NUMERATOR (NON-GAAP) AND ADJUSTED ROIC (USING NON-GAAP NUMERATOR) (1)
(Unaudited)

	Twelve Months Ended
(In millions, except percentages)	September 30, 2026
Net income (loss) attributable to FMC stockholders (GAAP)	$(4,255.6)
Interest expense, net, net of income taxes	233.0
Corporate special charges (income)	2,363.7
India held for sale business	157.3
Income tax expense (benefit) on Corporate special charges (income)	(160.8)
Discontinued operations attributable to FMC stockholders, net of income taxes	82.8
Tax adjustments	1,380.3
ROIC numerator (non-GAAP)	$(199.3)

	September 30, 2026	September 30, 2025
Total debt	$4,177.7	$4,542.2
Total FMC stockholders’ equity	(19.4)	3,773.8
Total debt and FMC stockholders' equity (GAAP)	$4,158.3	$8,316.0
ROIC denominator (2 yr average total debt and FMC stockholders' equity)	$6,237.2

ROIC (using Net income (loss) attributable to FMC stockholders (GAAP) as numerator)	(68.23)%
Adjusted ROIC (using non-GAAP numerator) (1)	(3.20)%
___________________
(1)    We believe Adjusted ROIC (non-GAAP) provides management and investors with useful supplemental information regarding our utilization of capital provided by both equity and debt as well as our working capital and free cash flow management. Additionally, vesting of certain restricted stock awards granted to officers is connected to Adjusted ROIC as a performance metric.

FMC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	September 30, 2026	December 31, 2025
Cash and cash equivalents	$735.8	$584.5
Trade receivables, net of allowance of $87.6 in 2026 and $43.3 in 2025	1,723.1	2,062.0
Inventories	1,326.5	1,219.6
Prepaid and other current assets	472.6	481.2
Assets held for sale (1)	319.4	611.7
Total current assets	$4,577.4	$4,959.0
Property, plant and equipment, net	491.9	707.4
Other intangibles, net	1,995.9	2,361.8
Deferred income taxes	435.0	1,215.6
Other long-term assets	409.6	443.4
Total assets	$7,909.8	$9,687.2
Short-term debt and current portion of long-term debt	$222.8	$1,305.1
Accounts payable, trade and other	723.9	771.0
Advanced payments from customers	67.8	453.1
Accrued and other liabilities	735.4	574.0
Accrued customer rebates	811.9	417.4
Guarantees of vendor financing	51.6	45.7
Accrued pensions and other postretirement benefits, current	3.3	3.3
Income taxes	105.0	24.0
Liabilities held for sale (1)	36.8	161.7
Total current liabilities	$2,758.5	$3,755.3
Long-term debt, less current portion	$3,954.9	$2,769.8
Long-term liabilities	1,186.9	1,063.2
Equity	9.5	2,098.9
Total liabilities and equity	$7,909.8	$9,687.2
___________________
(1)    The carrying value of the India held for sale business decreased from $450 million as of December 31, 2025 to $260 million as of September 30, 2026 primarily due to receivable collections during the period as well as an impairment charge of approximately $57 million. The carrying value of the held for sale business is comprised of $283 million of net assets held for sale as presented on the consolidated balance sheet and a gain of $23 million related to foreign currency translation in connection with the assets identified for disposal. The foreign currency translation gains are recorded in "Accumulated other comprehensive income (loss)" on the consolidated balance sheet and will be reclassified to the consolidated statement of income (loss) upon close of the sale.

FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(In millions)	2026	2025
Cash provided (required) by operating activities of continuing operations	$(231.3)	$(663.3)

Cash provided (required) by operating activities of discontinued operations	(54.2)	(53.7)

Cash provided (required) by investing activities of continuing operations	(18.2)	(84.4)

Cash provided (required) by financing activities of continuing operations	457.8	932.1

Effect of exchange rate changes on cash	(2.8)	9.7

Increase (decrease) in cash and cash equivalents	$151.3	$140.4

Cash and cash equivalents, beginning of period	$584.5	$357.3

Cash and cash equivalents, end of period	$735.8	$497.7